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                                                                    EXHIBIT 23.2



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 1997 on the consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference in this registration statement of our report dated March 14, 1997 on the consolidated financial statements (restated) and supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries, and our report dated January 3, 1997 on the consolidated financial statements of Kendall Automotive Group, Inc., both included in Republic Industries, Inc.'s Form 8-K dated February 27, 1997; and our report dated January 27, 1997 on the consolidated financial statements (restated) and the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries, and our report dated July 19, 1996, except as to Note 17, which is as of January 5, 1997, on the consolidated financial statements of National Car Rental System, Inc. and subsidiaries, both included in Republic Industries, Inc.'s Form 8-K dated January 27, 1997; and our report dated January 26, 1996 (except with respect to the matters discussed in Note 10, as to which the date is August 26,
1996) on the consolidated financial statements of AutoNation Incorporated and subsidiaries included in Republic Industries, Inc.'s Form 8-K/A dated November 25, 1996, and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
  March 14, 1997.